                                                                EXHIBIT 10.14(d)

                        FOURTH MODIFICATION OF LOAN AGREEMENT

     THIS AGREEMENT is made as of the 17th day of September, 1998, by and between FIRST UNION NATIONAL BANK, a national banking association acting as Lender and as Agent pursuant to the Loan Agreement (the "Lender"), TODHUNTER INTERNATIONAL, INC., a Delaware corporation (the "Borrower").

                                     WITNESSETH:

     WHEREAS, Lender, Borrower and Todhunter Imports, Ltd., a New York corporation (formerly known as Blair Importers, Ltd.) (the "Guarantor") entered into a Loan Agreement dated as of November 22, 1994 as modified by Modification of Loan Agreement dated as of February 26, 1996, Modification of Loan Agreement dated as of August 19, 1996 and Third Modification of Loan Agreement dated as of December 18, 1996 (the "Loan Agreement") in connection with which Lender made available to Borrower a revolving line of credit in the maximum principal amount of TWENTY MILLION and no/100s Dollars ($20,000,000.00) (the "Revolving Line of Credit") evidenced by the Revolving Credit Note, secured and evidenced by the Blair Guaranty and the other Loan Documents, as defined in the Loan Agreement; and

     WHEREAS, Lender and Borrower have agreed to extend the date for advancing Revolving Loans and final payment of all amounts due under the Revolving Credit Note and the other Loan Documents to November 1, 2001, to reduce the maximum principal amount to Fifteen Million and no/100 Dollars ($15,000,000.00) and to revise certain covenants in the Loan Agreement by amending the Loan Agreement and by Borrower executing and delivering a Renewal Revolving Credit Note in the face amount of Fifteen Million and no/100s Dollars ($15,000,000) (the "Renewal Note"); and

     WHEREAS, the Borrower and Guarantor have represented to Lender that Guarantor has no assets and no operations and therefore no ability to satisfy the Blair Guaranty if called and on that basis, Lender has agreed to execute this Agreement without the joinder of the Guarantor to evidence its consent to the amendments to the Loan Agreement contained herein and to affirm the continuing validity of the Blair Guaranty, after the amendments contained herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants of this agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower agree as follows:

     1. RECITALS/TERMS. All of the recitals set forth above are true and correct and by this reference are made a material part of this Agreement. All capitalized terms used herein which are defined in the Loan Agreement shall have the meaning provided therein when used herein unless the context shall require otherwise.

     2.    DEFINITIONS.

     (a) The definition of the term Revolving Loan Termination Date is hereby amended to read as follows:

           "REVOLVING LOAN TERMINATION DATE shall mean the earliest of (i) November 1, 2001; (ii) the date of termination by the Required Lenders after the occurrence of an Event of Default; (iii) such date of termination as is mutually agreed upon by the Lenders and the Borrower, and (iv) the date after all Obligations have been paid in full and no Lender is any longer obligated to make any Revolving Loans hereunder."

     (a)   The term "Notes" shall include the Renewal Note; and

     (c)   The term "Revolving Credit Note" shall include the Renewal Note.

     Borrower hereby acknowledges that the Renewal Note continues to evidence the Revolving Loans and that the amendment to the definition of the Revolving Loan Termination Date applies to that term as used in the Renewal Note so that the unpaid principal balance of the Renewal Note shall be due on November 1, 2001 unless due sooner pursuant to the terms of the Loan Documents.

     3.    REVOLVING LOANS.

     (a)   Section 2.1(a) is hereby amended to read as follows:

           "(a) The Lenders hereby establish, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties made hereunder, a Revolving Line of Credit in favor of the Borrower in the aggregate principal amount of up to Fifteen Million and no/100 Dollars ($15,000,000.00) and agree to make and remake one or more Revolving Loans to the Borrower, upon the terms and conditions set forth in this Article II, from time to time on any Business Day during the period from the date hereof through the Revolving Loan Termination Date. The Borrower may borrow, repay and reborrow any amount of the Revolving Line of Credit; provided, however,

           (i) the aggregate principal amount outstanding under the Revolving Line of Credit may not at any time exceed the lesser of (i) $15,000,000.00, less the sum of the aggregate amount of Foreign Exchange Risk then existing and the aggregate principal amount of Letters of Credit outstanding and unreimbursed drawings under Letters of Credit or (ii) the Borrowing Base; and

           (ii) the aggregate amounts advanced by any individual Lender, together with the aggregate amount of such Lender's Letter of Credit Participations and Foreign Exchange Risk Participations, shall not exceed such Lender's Revolving Credit Commitment at any time.

           Notwithstanding the foregoing, no Lender shall have any obligation to lend funds at any time when an Event of Default or Default exists or would arise in connection with the making of any such loan. Requests for an advance under the Revolving Line of Credit may be oral or written."

     (b)   Section 4.2.2(e) is hereby amended to read as follows:

           "In the event the requested advance will cause the aggregate outstanding principal balances of the Loans to exceed Ten Million and no/100 Dollars ($10,000,000.00) the Borrower shall deliver to the Agent a current and correct borrowing base certificate in form and substance reasonably satisfactory to the Agent and the Lenders."

     (c)   Section 7.23(d) is hereby amended to read as follows:

           "MAINTENANCE OF NET WORTH. Permit its Consolidated Tangible Net Worth to be less than $33,000,000.00 during the period from September 30, 1998 through September 29, 1999, to be less than $36,000,000.00 during the period from September 30, 1999 through September 29, 2000, and to be less than $39,000,000.00 during the period from September 30, 2000 through November 1, 2001.

     4. BLAIR GUARANTY. Borrower hereby warrants and represents to Lender that Guarantor is a wholly owned subsidiary of Borrower and that Guarantor has no assets or operations whatsoever. Borrower agrees that Borrower has no offsets, claims or defenses to its obligations under the Loan Documents by reason of Lender's agreement, at Borrower's request, not to require Guarantor's execution of this Modification even though Guarantor may have some claim that Guarantor is released from the Guaranty by such agreement. Borrower agrees that, if Guarantor subsequently obtains assets, Borrower will cause Guarantor to ratify and confirm the continuing validity of the Guaranty.

     5. NO DEFAULT. Borrower hereby warrants and represents to Lender that, since the date of the December 18, 1996 Third Modification of Loan Agreement, Borrower is in compliance with all provisions of the Loan Agreement and all other Loan Documents and that no default or Event of Default has occurred thereunder nor has any event occurred or failed to occur which with the passage of time or the giving of notice or both would comprise such a default or Event of Default.

     1.    MISCELLANEOUS.

        (a) This agreement shall be governed by and construed in accordance with the law of the State of Florida. In the event of any dispute hereunder, the prevailing party shall be entitled to recover all costs and attorney's fees from the non-prevailing party. Paragraph headings used herein are for convenience only and shall not be used to interpret any term hereof. The Loan Agreement shall continue in full force and effect as modified by this Modification. In the event the terms of this Modification conflict with the terms of the Loan Agreement, the terms of this Modification shall control.

        (b) This Modification constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral among the parties hereto with respect to the subject matter hereof, all of which prior agreements, understanding, negotiations and discussions, both written and oral, are merged into this Modification. All provisions of the Loan Agreement and each of the other Loan Documents shall remain in full force and effect as modified by this Agreement. Without limiting the generality of any of the provisions of this Modification, nothing herein or in any instrument or agreement shall be deemed or construed to constitute a novation, satisfaction or refinancing of all or any portion of the Loan or in any manner affect or impair the lien or priority of the Loan Agreement or any of the Loan Documents as amended hereby.

        (c) This Modification may be executed in any number of counterparts with each executed counterpart constituting an original, but altogether constituting but one and the same instrument.

        (d) This Modification shall be binding upon and inure to the benefit of the Borrower, the Guarantor and the Lender and their respective heirs, legal representatives, executors, successors and assigns.

     7.    RELEASE.   IN CONSIDERATION OF THE ACCOMMODATIONS PROVIDED HEREIN,
THE BORROWER HEREBY UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASES, ACQUITS AND DISCHARGES THE LENDER AND EACH OF THE LENDER'S RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND COUNSEL FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION THAT ANY OF THEM HAD, NOW HAS OR MAY IN THE FUTURE HAVE AGAINST ANY ONE OR MORE OF THE LENDER OR ANY ONE OR MORE OF THE LENDER'S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR COUNSEL FOR THE ACTS OR OMISSIONS OF ANY OF THE FOREGOING PARTIES FROM THE BEGINNING OF TIME THROUGH, TO AND INCLUDING THE DATE OF THE EFFECTIVENESS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF OR CONNECTED IN ANY MANNER WITH THE TRANSACTIONS CONTEMPLATED HEREIN OR IN THE LOAN AGREEMENT, AS AMENDED HEREBY OR ANY OTHER LOAN DOCUMENTS, AS THE SAME MAY BE AMENDED HEREBY, AS THE CASE MAY BE.

     8. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO THE BORROWER. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER, NOR THE LENDER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE LENDER, NOR THE LENDER'S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     IN WITNESS WHEREOF, Borrower and Lender have caused this agreement to be executed as of the day and year set forth above.

Witnesses:                         LENDER:
                                   FIRST UNION NATIONAL BANK, a national banking association

/s/ Cynthia Miranda                By:/s/ Bruce Roland
----------------------------          ----------------------------------
Print Name: Cynthia Miranda        Print Name: Bruce Roland
            ----------------                  ---------------------------
                                   Its: Senior Vice President
                                       ----------------------------------

/s/ Grace V. Salame'
----------------------------
Print Name: Grace V. Salame'
            ----------------       AGENT:
                                   FIRST UNION NATIONAL BANK, a national banking
                                   association

                                   By:
-----------------------------          ----------------------------------------
Print Name:                        Print Name:
           ------------------                  --------------------------------
                                   Its:
-----------------------------           ---------------------------------------
Print Name:
           ------------------      BORROWER:
                                   TODHUNTER INTERNATIONAL, INC., a Delaware
                                   corporation

/s/ Marvin L. Pickering            By:/s/ A. Kenneth Pincourt, Jr.
--------------------------------      ----------------------------------------
Print Name:Marvin L. Pickering     Print Name:  A. Kenneth Pincourt, Jr.
           --------------------    Its:  Chairman of the Board of Directors/CEO

/s/ Donald C. Nelthropp, Jr.
-----------------------------
Print Name: Donald C. Nelthropp, Jr.
------------------------------------

STATE OF FLORIDA         )
                         )ss.
COUNTY OF MIAMI-DADE     )

     The foregoing instrument was acknowledged before me this 17th day of September, 1998, by Bruce Roland as Senior Vice President of FIRST UNION NATIONAL BANK, a national banking association, on behalf of the bank. HE/She is personally KNOWN TO ME or has produced _____________________________________ as identification.


                                   /S/ Sharon D. Agri
                                   --------------------------------------------
                                   Printed Name: Sharon D. Agri
                                                 ------------------------------
                                   Notary Public
                                   Commission No.: CC681707
                                                   ----------------------------
                                   My Commission Expires: September 18, 2001


STATE OF FLORIDA         )
                         )ss.
COUNTY OF MIAMI-DADE     )

     The foregoing instrument was acknowledged before me this _____ day of ____________, 199__, by ____________________ as ______________of FIRST UNION
NATIONAL BANK, a national banking association, on behalf of the bank, as Agent. He/She is personally known to me or has produced _________________________ as identification.


                                   --------------------------------------------
                                   Printed Name:
                                                -------------------------------
                                   Notary Public
                                   Commission No.:
                                                  -----------------------------
                                   My Commission Expires:

MUNICIPALITY OF ST. THOMAS & ST. JOHN   )
                                        )ss.
VIRGIN ISLANDS OF THE UNITED STATES     )

     The foregoing instrument was acknowledged before me this 17TH day of SEPTEMBER, 1998, by A. KENNETH PINCOURT, JR. as Chairman of the Board of Directors/CEO of TODHUNTER INTERNATIONAL, INC., a Delaware corporation, on behalf of the corporation. He is personally KNOWN TO ME or has produced _________________________ as identification.


                                   /s/ Marvin L. Pickering
                                   -----------------------------------
                                   Printed Name: Marvin L. Pickering
                                                 ----------------------
                                   Notary Public
                                   Commission No.:
                                                   ---------------------
                                   My Commission Expires: September 29, 1999